Exhibit 10.4
ACKNOWLEDGEMENT OF RIGHT OF FIRST OPPORTUNITY
The undersigned, Performance Home Buyers, Inc., the Manager (“Manager”) of Performance Home Buyers, LLC (the “Company”), and Peter E. Julian, E. Randall Porter, Wayne B. Hawkins, Lawrence Hoffman and Mark J. Fitzgerald, the executive officers and directors of the Company (collectively, the “Officers and Directors”), hereby acknowledge that the undersigned have agreed to provide a right of first opportunity to the Company of all real estate investment opportunities made available to the undersigned, provided that such opportunities are within the investment parameters of the Company. The undersigned agree to make such investment opportunities available to the Company as soon as practicable by written notice to the Chief Executive Officer of the Company, which notice shall describe the opportunity available and outline the applicable terms and conditions. This right of first opportunity shall be waived by the Company if it does not send notice that the Company intends to pursue the investment opportunity within a ten (10) day period after receipt of the notice from the undersigned. The obligation to provide a right of first opportunity to the Company shall terminate when the Manager, Officer or Director of the Company, as applicable, no longer serves as the manager or as an officer, director or employee of the Company.
Dated: February 6, 2006

Performance Home Buyers, Inc.

/s/ Peter E. Julian

By:	Peter E. Julian

Its:	Chief Executive Officer

/s/ Peter E. Julian

Peter E. Julian

/s/ E. Randall Porter

E. Randall Porter

/s/ Wayne B. Hawkins

Wayne B. Hawkins

/s/ Lawrence Hoffman

Lawrence Hoffman

/s/ Mark J. Fitzgerald

Mark J. Fitzgerald

Agreed to and acknowledged this 6th day of February, 2006.
Performance Home Buyers, LLC

/s/ Wayne B. Hawkins

By:	Wayne B. Hawkins

Its:	Chief Operating Officer